EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Post-effective Amendment No. 4 to the Form S-11 Registration Statement on Form S-3 of CNL Healthcare Properties, Inc. of our report dated March 16, 2016 relating to the financial statements and financial statement schedules, which appears in this Form 10‑K/A.

/s/ PricewaterhouseCoopers LLP
Orlando, Florida

March 16, 2016